Exhibit 10.1

September 10, 2003

Loews Corporation
667 Madison Avenue
New York, NY 10021

Ladies and Gentlemen:

   Reference is made to the Credit Agreement dated as of September 19, 1979, as extend (the "Credit Agreement"), between Loews Corporation, a Delaware corporation ("Loews"), and Bulova Watch Company, Inc., now named Bulova Corporation, a New York corporation ("Bulova"). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

   This will confirm our understanding that: (1) the Termination Date set forth in Section 1.5 of the Credit Agreement, as heretofore extended, is further extended to December 31, 2004 or such later date as Loews and Bulova may agree upon; and (2) with respect to each Loan made on or after the date hereof, the interest rate set forth in Section 1.2 of the Credit Agreement and the form of promissory note attached thereto as Exhibit I shall be a fixed rate equal to the LIBOR[1] Rate in effect as of the date Bulova requests such Loan pursuant to Section 2.1 of the Credit Agreement, plus two and one-half percent (2.5%). Except as otherwise expressly amended hereby, all other terms and provisions of the Credit Agreement shall remain in full force and effect.

Please confirm your agreement to the foregoing by executing the enclosed copy of this letter in the space indicated and returning to the undersigned.

Very truly yours,

BULOVA CORPORATION

By: /s/ Warren J. Neitzel
______________________
Warren J. Neitzel
General Counsel
Corporate Secretary	CONFIRMED

LOEWS CORPORATION

By: /s/ Peter W. Keegan
__________________________
Peter W. Keegan
Senior Vice President

_____________________

1    The LIBOR Rate shall be defined as a rate of interest equal to the average per annum interest rate (rounded upwards to the nearest 1/100 of one percent) at which U.S. dollar deposits would be offered for six months by major banks in the London inter-bank market, as shown on Telerate Page 3750 (or any successor page) as determined at approximately 11:00 a.m. London time on the applicable date.